UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2021

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2021, TPI Composites, Inc. (the Company) held its 2021 Annual Meeting of Stockholders. The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for, against, and withheld and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 2, 2021.

Proposal One: Election of Directors

The stockholders elected Paul G. Giovacchini, Jayshree S. Desai, Linda P. Hudson and Bavan M. Holloway as Class II directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Director's Name	Votes For	Votes Withheld	Broker Non-Votes
Paul G. Giovacchini	12,481,031	15,645,457	2,862,123
Jayshree S. Desai	14,516,425	13,610,063	2,862,123
Linda P. Hudson	26,819,595	1,306,893	2,862,123
Bavan M. Holloway	27,854,714	271,774	2,862,123

Proposal Two: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,889,022	1,072,864	26,725	—

Proposal Three: Non-Binding Advisory Vote on Named Executive Officer Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,330,439	2,730,976	65,073	2,862,123

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: May 20, 2021	By:	/s/ Bryan R. Schumaker
Bryan R. Schumaker
Chief Financial Officer